AMENDMENT ONE
                                       TO
                            ASSET PURCHASE AGREEMENT

         This Amendment Number One to Asset Purchase Agreement (the "Amendment"), is dated as of April 14, 1999, and entered into by and among PARACELSUS CONVALESCENT HOSPITALS, INC., a California corporation ("PCHI"), PARACELSUS REAL ESTATE CORPORATION, a California corporation ("PREC") (PCHI and PREC are also sometimes referred to herein individually as, a "Seller" and, collectively as, the "Sellers"), and SUNLAND ASSOCIATES, INC., a Tennessee corporation (the "Buyer") or its assigns as herein permitted.

                                   WITNESSETH:

         WHEREAS, PCHI, PREC and Buyer entered into that one certain Asset Purchase Agreement dated as of March 15, 1999 (the "Purchase
Agreement") providing for among other things the sale by PCHI and PREC and the purchase by Buyer of three skilled nursing facilities in California; and

         WHEREAS, PCHI, PREC and Buyer desire to amend certain of the terms of the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants stated in this Agreement, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein, terms used herein as defined terms shall have the meaning given them in the Purchase Agreement.

2. SECTION 1.1. "DEFINITIONS." Section 1.1. is amended to provide that the definition of Transaction Documents shall mean:

          "TRANSACTION DOCUMENTS means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement; the Warranty Deed, the Consents, the Second Lien Deed of Trust and Security Agreement, Note, and the exhibits, schedules, certificates, and lists related to each of the foregoing, as applicable to each of Seller and Buyer."

3. SECTION 4.1.a. "EARNEST MONEY DEPOSIT-REQUIRED DEPOSITS." Section 4.1.a. is hereby amended to read as follows:

          "REQUIRED DEPOSITS. Buyer shall on or before March 16, 1999 deposit with Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., counsel to Sellers, the sum of $100,000.00 (the "Initial Earnest Money Deposit") pursuant to and to be governed by the Earnest Money Deposit Agreement and Amendment One to Earnest Money Deposit Agreement substantially in the form of APPENDIX 4.1 hereto (the "Earnest Money Deposit Agreement"). Subject to the terms of the Earnest Money Deposit Agreement and this Agreement Buyer may extend the closing of the purchase of the Acquired Assets for up to an additional 15 days past the Scheduled Closing Date upon the payment of $50,000 as an additional earnest money deposit, and thereafter extend the closing of the purchase of the Acquired Assets for up to a further 30 day period upon the payment of $125,000 as an additional earnest money deposit (each, a "Supplemental Earnest Money Deposit") (the Initial Earnest Money Deposit and Supplemental Earnest Money Deposit, whether one or more, are referred to herein collectively as, the "Earnest Money Deposit"). Each Supplemental Earnest Money Deposit shall be governed by the Earnest Money Deposit Agreement."

4. SECTION 4.2. "PURCHASE PRICE." Section 4.2. is hereby amended to read as follows:

          "PURCHASE PRICE. The aggregate purchase price to be paid by Buyer to Sellers for the Acquired Assets (the "Purchase Price") shall be SIX MILLION FOUR HUNDRED THOUSAND DOLLARS ($6,400,000.00)."

5. SECTION 4.3. "METHOD OF PAYMENT." Section 4.3. is hereby amended to read as follows:

          "METHOD OF PAYMENT. The Purchase Price, less the amount of the Note, and any credits against such sum required by the provisions hereof, shall be paid by Buyer to Sellers, at the Closing, by wire transfer or delivery of other immediately available funds to the account or accounts designated by Sellers prior to Closing and by the delivery of a promissory note in the original principal amount of $3,900,000 and substantially in the form of APPENDIX 4.3 (the "Note"), which, if the maker is not Buyer, shall be secured by the guarantee of Buyer and which shall be secured by a second lien on the Real Property and equipment, working capital and the stock of Buyer and shall be second to no more than a $3,750,000 first lien. The Note shall be a five year balloon note, amortized based upon 240 months beginning on the thirteenth month, accrue interest at 9% per annum, with interest only payable monthly for the first year, and shall receive a prepayment discount of $650,000 if paid in full within the first twelve months, a $600,000 discount if paid in full after twelve months and before eighteen months, a $400,000 discount if paid in full after eighteen months and before twenty-four months, and a $300,000 discount if paid in full after twenty-four months and before thirty months. The provisions of the Note as executed shall govern and control over any inconsistent provision hereof."

6. SECTION 5.1. "CLOSING DATE." Section 5.1. is hereby amended to provide that the "Scheduled Closing Date" shall be June 15, 1999, or such other date mutually agreed upon in writing by the parties.

7. SECTION 5.3. "EXTENSION DATE." Section 5.3. is hereby amended to read as follows:

          "EXTENSION DATE. As provided by Section 4.1, Buyer may, in its sole discretion, extend the date for the Closing past the Scheduled Closing Date to a date not later than June 30, 1999 (the "First Extension Date") by giving notice to Seller of such extension specifying the new Closing Date and delivering an additional $50,000 Supplemental Earnest Money Deposit pursuant to the Earnest Money Deposit Agreement at least one (1) Business Days prior to the Scheduled Closing Date. Thereafter, Buyer may, in its sole discretion, extend the date for the Closing past such First Extension Date to a date not later than July 30, 1999 (the

          "Second Extension Date") by giving notice of such extension specifying the new Closing Date and delivering an additional $125,000 Supplemental Earnest Money Deposit pursuant to the Earnest Money Deposit Agreement at least five (5) Business Days prior to the First Extension Date. Each new Closing Date set by Buyer pursuant to this section based on its giving of an extension notice and delivering a Supplemental Earnest Money Deposit may also be referred to herein as an "Extension Date"."

8. SECTION 6.1. "CONSTRUCTION-IN-PROGRESS AT LAFAYETTE." Section 6.1. is hereby deleted.

9. SECTION 9.16. "CONSENTS TO ASSUMPTION OF LEASES." Section 9.16 is hereby amended to read as follows:

          "a. Buyer shall assist and cooperate with Seller and its representatives in obtaining, by the Closing Date the termination of all rights of lessor under a lease of University (the "University Lease") and the release by the lessor of the University Lease of any right lessor may have to purchase the leased property.

          b. If Seller is unable after using all commercially reasonable means, to obtain the termination and release required in Section 9.16.a. by the Closing Date, then Buyer shall be deemed to have terminated this Agreement under Section 13.1.a."

10.  SECTION 11.8.b. "NECESSARY CONSENTS." Section 11.8.b is hereby deleted.

11. SECTION 11.14. "TERMINATION OF UNIVERSITY LEASE." There shall be added a new Section 11.14. "Termination of University Lease" as follows:

          "SECTION 11.14. TERMINATION OF UNIVERSITY LEASE. Seller shall have delivered to Buyer a termination of the University Lease by lessor and a release of any and all rights lessor may have to purchase the leased property."

12. SECTION 12.1.l. "DELIVERIES BY SELLERS-CONSTRUCTION CONTRACT ESCROW AGREEMENT." Section 12.1.l. is hereby deleted and there shall be added a new Section 12.1.l. as follows:

          "SECTION 12.1.l. UNIVERSITY TERMINATION. A termination of the University Lease by lessor and a release of any and all rights lessor may have to purchase the leased property."

13. SECTION 12.3.h. "DELIVERIES BY BUYER-CONSTRUCTION CONTRACT ESCROW AGREEMENT." Section 12.3.h. is hereby deleted.

14.  SECTION 13.1.b. "TERMINATION EVENTS." Section 13.1.b. is hereby deleted.

15.  SECTION 13.3.b. "CONSEQUENCES OF TERMINATION-EARNEST MONEY DEPOSIT."
     Section 13.3.b is hereby amended to read as follows:




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          "EARNEST MONEY DEPOSIT. With respect to the Earnest Money Deposit:

               i. If Buyer terminates this Agreement pursuant to Section 13.1.a. hereof prior to or on the Closing Date and the basis for such termination is the right to terminate provided by Section 9.16.b., the Earnest Money Deposit shall be paid and delivered to Buyer within five
          (5) Business Days after the effective date of such termination;

               ii. If Buyer terminates this Agreement for any reason provided for herein or otherwise, other than as provided in sub-section 13.3.b.i above the Earnest Money Deposit shall be paid and delivered to Seller within five (5) Business Days after the effective date of such termination; and

               iii. If not earlier required to be paid and delivered to Buyer or retained by Sellers, as the case may be, the Earnest Money Deposit shall be paid to and retained by Sellers at the Closing and credited against the Purchase Price.

               Once the Earnest Money Deposit is released, whether to Buyer or Sellers, all obligations of Sellers with respect thereto will immediately terminate."

16.  MISCELLANEOUS.

     a. ENTIRE AGREEMENT. This Amendment, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. If there shall be any conflict between the terms or interpretation of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall govern. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Amendment. All exhibits, schedules, documents, and instruments referred to in this Amendment are incorporated by reference for all purposes.

     b.   GOVERNING LAW; VENUE; ATTORNEY'S FEES.

          i. Any dispute between the parties relating to this Amendment shall be construed under and in accordance with the laws of the State of California applicable to contracts between residents of California that are to be wholly performed within such state.

          ii. The parties agree that the courts within Contra Costa County, California shall have exclusive venue and jurisdiction of same.

          iii. The prevailing party in any litigation shall be entitled to recover from the other party reasonable attorney's fees and court costs incurred in the same, in addition to any other relief that may be awarded.

     c. MULTIPLE COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature shall be deemed an original.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf as of the day and year first written above.

Buyer:

SUNLAND ASSOCIATES, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------



Sellers:

PARACELSUS CONVALESCENT
HOSPITALS, INC.


By:
   --------------------------------
Name:  R. T. Pinchback
     ------------------------------
Title: Vice President
      -----------------------------



PARACELSUS REAL ESTATE
CORPORATION


By:
   --------------------------------
Name:  R. T. Pinchback
     ------------------------------
Title: Vice President
      -----------------------------